EXHIBIT 10.43

[EXECUTION VERSION]

NINTH AMENDMENT dated as of December 10, 2021 (this “Agreement”) by and among GREEN BRICK PARTNERS, INC. (the “Borrower”), the NEW LENDERS party hereto, the LENDERS party hereto, VERITEX COMMUNITY BANK, as documentation agent, and FLAGSTAR BANK, FSB (“Flagstar”), as administrative agent (the “Administrative Agent”), to the CREDIT AGREEMENT dated as of December 15, 2015 (as amended by the First Amendment, dated as of August 31, 2016, the Second Amendment, dated as of December 1, 2016, the Third Amendment, dated as of September 1, 2017, the Fourth Amendment, dated as of December 1, 2017, the Fifth Amendment, dated as of November 2, 2018, the Sixth Amendment, dated as of December 17, 2019, the Seventh Amendment, dated as of December 22, 2020, and the Eighth Amendment, dated as of May 28, 2021, and as in effect prior to the effectiveness of this Agreement, the “Credit Agreement”), among the Borrower, the Lenders from time to time party thereto and the Administrative Agent.
WHEREAS, the Lenders have agreed to extend credit to the Borrower under the Credit Agreement on the terms and subject to the conditions set forth therein; capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement;
WHEREAS, pursuant to Section 2.22 of the Credit Agreement, the Borrower has requested that the Termination Date be extended from December 14, 2023 to December 14, 2024
WHEREAS, the Borrower and the Lenders party hereto desire that certain provisions of the Credit Agreement be amended as provided herein (as so amended, the “Amended Credit Agreement”); and
WHEREAS, (a) certain Lenders holding Revolving Credit Commitments immediately prior to the date hereof (each, an “Existing Lender”) have agreed to extend all or a portion of their respective Revolving Credit Commitments (each, an “Existing Consenting Lender” and, together with each New Lender (as defined below), the “Consenting Lenders”) upon the effectiveness of this Agreement on the Amendment Effective Date (as defined below), and (b) each Existing Lender that has not agreed to extend all or a portion of its Revolving Credit Commitments pursuant to this Agreement (each, a “Declining Lender”) will no longer have any of the interests, rights and obligations relating to such Revolving Credit Commitments upon the effectiveness of this Agreement on the Amendment Effective Date (it being understood that the interests, rights and obligations of the Declining Lenders under the Amended Credit Agreement will be assumed by (i) certain Existing Consenting Lenders and/or (ii) certain financial institutions that are not Existing Lenders and that are party hereto (each, a “New Lender”), in each case in accordance with Sections 2(a) and 2(b) hereof), and (c) New Lenders will provide New Commitments such that, at the Amendment Effective Date, the aggregate principal amount of Revolving Credit Commitments will be $300,000,000;
NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendment. Effective as of the Amendment Effective Date (as defined below), the Credit Agreement is hereby amended as follows:
(a)The following defined terms will be added to Section 1.01:
“Available Tenor” means, as of any date of determination and with respect to the then-current Eurodollar Rate, as applicable, any tenor for such Eurodollar Rate or payment period for interest calculated with reference to such Eurodollar Rate, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Eurodollar Rate that is then-removed from the definition of “Interest Period” pursuant to Section 2.8(g)(iv).
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Early Opt-in Election” means, if the then-current Eurodollar Rate is calculated pursuant to the first clause of the definition of “Eurodollar Rate”, the mutual election by the Agent and the Borrower to substitute the Eurodollar Replacement Rate and the provision by the Agent of written notice of such mutual election to the Borrower.
“Eurodollar Replacement Rate” means, for any Available Tenor, the SOFR Rate for the Corresponding Tenor; provided that, if for any reason the SOFR Rate for the Corresponding Tenor no longer exists, then the Agent shall so notify the Borrower and the applicable rate to calculate interest on the Eurodollar Rate Advances hereunder shall thereafter be calculated in accordance with Section 2.07(a)(i), until such time as a comparable replacement rate is determined by the Agent, after giving due consideration to then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and approved by the Borrower.
“Eurodollar Replacement Rate Conforming Changes” means, with respect to the Eurodollar Replacement Rate , to the extent not provided by Term SOFR, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of the Eurodollar Replacement Rate and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of the Eurodollar Replacement Rate exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Eurodollar Replacement Rate Date” means the earliest to occur of the following events with respect to the then-current Eurodollar Rate:
(1)in the case of clause (1) or (2) of the definition of “Eurodollar Rate Transition Event,” the date on which the administrator of the Eurodollar Rate (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of the Eurodollar Rate (or such component thereof);
(2)in the case of clause (3) of the definition of “Eurodollar Rate Transition Event,” the date as of which the Eurodollar Rate has been deemed by the regulatory supervisor for the administrator of such Eurodollar Rate to be no longer representative pursuant to the public statement or publication of information referenced therein; or
(3)in the case of an Early Opt-in Election, the first (1st) Business Day after the date notice of the parties’ mutual Early Opt-in Election is provided to the Borrower.
For the avoidance of doubt, (i) if the event giving rise to the Eurodollar Replacement Rate Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Eurodollar Replacement Rate Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Eurodollar Replacement Rate Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Eurodollar Rate upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Eurodollar Rate (or the published component used in the calculation thereof).
“Eurodollar Rate Transition Event” means the occurrence of one or more of the following events with respect to the Eurodollar Rate at a time when the Eurodollar Rate is being determined pursuant to first clause of such definition:
(1)a public statement or publication of information by or on behalf of the administrator of the Eurodollar Rate (or the published component used in the calculation thereof) announcing that such administrator has ceased to provide all Available Tenors of the Eurodollar Rate (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of the Eurodollar Rate (or such component thereof);
(2)a public statement or publication of information by the regulatory supervisor for the administrator of the Eurodollar Rate (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for the Eurodollar Rate (or such component), a resolution authority with jurisdiction over the administrator for the Eurodollar Rate (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Eurodollar Rate (or such component), which states that the administrator of such Eurodollar Rate (or such component) has ceased to provide all Available Tenors of such

Eurodollar Rate (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Eurodollar Rate (or such component thereof); or
(3)a public statement or publication of information by the regulatory supervisor for the administrator of the Eurodollar Rate (or the published component used in the calculation thereof) announcing that all Available Tenors of such Eurodollar Rate (or such component thereof) are no longer representative.
For the avoidance of doubt, a “Eurodollar Rate Transition Event” will be deemed to have occurred with respect to the Eurodollar Rate if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of the Eurodollar Rate (or the published component used in the calculation thereof).
“Eurodollar Rate Unavailability Period” means the period (if any) (x) beginning at the time that the Eurodollar Replacement Rate Date pursuant to any of clauses (1) or (2) or (3) of that definition has occurred if, at such time, the Eurodollar Replacement Rate that has replaced the then-current Eurodollar Rate for all purposes hereunder and under any Loan Document in accordance with Section 2.08(g) is not then available and (y) ending at the time that the Eurodollar Replacement Rate is available.
“Reference Time” with respect to any setting of the Eurodollar Rate means the time determined as such by the Agent in its reasonable discretion.
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
“Reset Date” means the date on which interest on the unpaid principal amount of each Revolving Credit Advance is calculated.
“SOFR” means, with respect to any U.S. Government Securities Business Day, a rate per annum equal to the secured overnight financing rate for such U.S. Government Securities Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding U.S. Government Securities Business Day.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Rate” means the sum of: (A) Term SOFR and (B) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, or 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration.
“Term SOFR” means, for each Reset Date, the CME Term SOFR Reference Rate for the applicable Available Tenor, which may be 1-month (ticker SR1M), 3-months (ticker SR3M) or 6-months (ticker SR6M), administered by CME Group Eurodollar Rate Administration Limited or any successor administrator, as published or provided by or on behalf of such administrator two (2) U.S. Government Securities Business Days prior to such Reset Date.
“U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.
(b)The definition of “Eurodollar Rate” shall be restated in its entirety as follows:
“Eurodollar Rate” means, for any Interest Period for each Eurodollar Rate Advance comprising part of the same Revolving Credit Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum equal to the ICE Benchmark Administration Settlement Rate applicable to Dollars (rounded upward to the next 1/100th of 1% per annum) appearing on Reuters LIBOR01 Page (or any successor page) at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period; provided that if a Eurodollar Rate Transition Event or an Early Opt-in Election, as applicable, and its related Eurodollar Replacement Rate Date have occurred, then “Eurodollar Rate” means the Eurodollar Replacement Rate to the extent that such Eurodollar Replacement Rate has replaced such prior Eurodollar Rate pursuant to clause (i) of Section 2.08(g). Notwithstanding the foregoing, if the Eurodollar Rate would otherwise be less than zero, such Eurodollar Rate shall instead be deemed for all purposes of this Agreement to be zero.
(c)Section 2.08 shall be amended to add the following clause (g) after the final clause (f) thereof:
(g)    Eurodollar Replacement Rate Setting.
(i)Eurodollar Replacement Rate. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Eurodollar Rate Transition Event or an Early Opt-in Election, as applicable, and its related Eurodollar Replacement Rate Date have occurred prior to the Reference Time in respect of any setting of the Eurodollar Rate, then the Eurodollar Replacement Rate will replace the Eurodollar Rate for all purposes hereunder and under any Loan Document in respect of any Eurodollar Rate setting at or after 5:00 ET on the first (1st) Business Day after the date notice of such

Eurodollar Replacement Rate is provided to the Borrower without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document.
(ii)Eurodollar Replacement Rate Conforming Changes. In connection with the implementation of a Eurodollar Replacement Rate, the Agent will have the right to make Eurodollar Replacement Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Eurodollar Replacement Rate Conforming Changes will become effective without any further action or consent of the Borrower or any other party to this Agreement or any other Loan Document.
(iii)Notices; Standards for Decisions and Determinations. Upon the occurrence of a Eurodollar Rate Transition Event or an Early Opt-in Election, as applicable, and its related Eurodollar Replacement Rate Date, the Agent will promptly notify the Borrower of (i) the implementation of the Eurodollar Replacement Rate, and (ii) the effectiveness of any Eurodollar Replacement Rate Conforming Changes. Any determination, decision or election that may be made by the Agent pursuant to Section 2.08(g) including any determination with respect to the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from the Borrower or any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to Section 2.08(g).
(iv)    (1)    Unavailability of Tenor of Eurodollar Rate. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Eurodollar Replacement Rate),  if either (A) any tenor for such Eurodollar Rate is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Eurodollar Rate has provided a public statement or publication of information announcing that any tenor for such Eurodollar Rate is or will be no longer representative, then the Agent may modify the definition of “Interest Period” for any Eurodollar Rate settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Eurodollar Rate (including a Eurodollar Replacement Rate) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Eurodollar Rate (including a Eurodollar Replacement Rate), then the Agent shall modify the definition of “Interest Period” for all Eurodollar Rate settings at or after such time to reinstate such previously removed tenor.
(2)Temporary Unavailability of Setting of Eurodollar Rate. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Eurodollar Replacement Rate), if (i) a Eurodollar Rate Unavailability Period occurs or (ii) a relevant setting of the then-current Eurodollar Rate is temporarily unavailable due to a systemic market disruption, as determined by the Agent in its reasonable discretion, then the Agent will utilize the last available setting of the then-current Eurodollar Rate until such time as (A) the Eurodollar Rate Unavailability Period ends or (B) the source and/or publisher of the then-current Eurodollar Rate resumes timely publication of such Eurodollar Rate’s settings, as applicable.

(d)The first sentence of Section 2.21 up to, but excluding, the first “provided that” shall be restated as follows:
“The Borrower may, at its option, at any time or from time to time prior to the Termination Date, increase the Revolving Credit Commitments to an aggregate principal amount not to exceed $325,000,000 by requesting the existing Lenders or new lenders to commit to any such increase;”
(e)Schedule I to the Credit Agreement shall be replaced with Schedule I attached hereto, which reflects the Revolving Credit Commitments of all Lenders after giving effect to the new Revolving Credit Commitments established on the Amendment Effective Date as set forth on Schedule II hereto (such new Revolving Credit Commitments, the “New Commitments”), and the applicable Termination Date of the Lenders after giving effect to the Maturity Extension (as defined below).
SECTION 2. Revolving Credit Commitments. As of the Amendment Effective Date, (A) each New Lender shall become, and each Existing Consenting Lender shall continue to be, a “Lender” under the Amended Credit Agreement, (B) each New Lender shall have, and each Existing Consenting Lender shall continue to have, all the rights, benefits and obligations of a “Lender” holding a Revolving Credit Commitment under the Amended Credit Agreement and (C) each Consenting Lender shall have a Revolving Credit Commitment in the amount set forth opposite such Lender’s name on Schedule I hereto and the aggregate principal amount of the Revolving Credit Commitments shall be $300,000,000.
    The New Commitments and the Revolving Credit Advances made thereunder shall have the terms applicable to the Revolving Credit Commitments in effect on the Amendment Effective Date and the Revolving Credit Advances and other extensions of credit made thereunder.
(1)On the Amendment Effective Date, the New Lenders shall fund their pro rata share (calculated after giving effect to the New Commitments) of the Revolving Credit Advances that are outstanding immediately prior to the Amendment Effective Date.
(2)The Administrative Agent hereby consents to this Agreement.
(3)The New Lenders, by delivering their signature pages to this Agreement, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or any Lenders on or prior to the Amendment Effective Date.
SECTION 3. Consent to Extension Request. Pursuant to Section 2.22 of the Amended Credit Agreement, each Consenting Lender so indicating on its signature page to this Agreement agrees to extend the Termination Date (the “Maturity Extension”) with respect to its Revolving Credit Commitments (including with respect to the New Commitments, in the case of the New Lenders) for a period of one year, to December 14, 2024. This agreement to extend the Termination Date is subject in all respects to the terms of the Amended Credit Agreement. For the avoidance of doubt, upon satisfaction of the applicable conditions set forth in Sections 2.22(e) and (f) of the Amended Credit Agreement, the Maturity Extension of each Consenting Lender shall be effective as of December 10, 2021, which shall be the Anniversary Date contemplated by Section 2.22 of the Amended Credit Agreement.
SECTION 4. Representations and Warranties. To induce the other parties hereto to enter into this Agreement, the Borrower hereby represents and warrants to the Administrative Agent and the Lenders party hereto (including the New Lenders) that:
(a)This Agreement has been duly authorized, executed and delivered by the Borrower and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(b)On the Amendment Effective Date, and after giving effect to this Agreement, the representations and warranties of the Borrower set forth in the Amended Credit Agreement are true and correct in all material respects (other than any representation or warranty qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects), as though made on and as of the Amendment Effective Date.
(c)On and as of the Amendment Effective Date, no event has occurred and is continuing that constitutes a Default or Event of Default.
(d)After giving effect to the establishment on the Amendment Effective Date of the New Commitments, (A) the Borrower will be in compliance with the covenants set forth in Sections 6.01(a), (b) and (c) of the Amended Credit Agreement and (B) the compliance certificate dated as of November 4, 2021 previously delivered to the Administrative Agent by the Borrower remains true and accurate on and as of the Amendment Effective Date.
SECTION 5. Conditions to Effectiveness. This Agreement, the New Commitments and, with respect to each Consenting Lender, its consent hereunder to the Maturity Extension, shall become effective on the date and at the time (the “Amendment Effective Date”, which shall also be the “Increased Facility Closing Date” contemplated by Section 2.21 of the Amended Credit Agreement with respect to the New Commitments) on which each of the following conditions is first satisfied:
(a)The Administrative Agent shall have executed this Agreement and shall have received from the Borrower, the New Lenders, each other Consenting Lender and the Lenders constituting Required Lenders under the Credit Agreement (i) a counterpart of this Agreement signed on behalf of such party or (ii) evidence satisfactory to the Administrative Agent (which may include a facsimile transmission or other electronic transmission of a signed counterpart of this Agreement) that such party has signed a counterpart of this Agreement.
(b)On such date and after giving effect to this Agreement, (i) no Default or Event of Default shall have occurred and be continuing, (ii) the Borrower shall be in compliance with the financial covenants set forth in Sections 6.01(a), (b) and (c) of the Amended Credit Agreement, (iii) each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects; provided that to the extent any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect, such representation or warranty shall be true and correct in all respects, and (iv) the Administrative Agent shall have received a certificate, dated as of the Amendment Effective Date and signed by an Authorized Financial Officer, confirming compliance with (x) clauses (i), (ii) and (iii) of this Section 5(b) and (y) the representations and warranties contained in Section 4 above.
(c)The Administrative Agent shall have received a favorable opinion (addressed to the Administrative Agent and the Lenders (including the New Lenders) and dated the Amendment Effective Date) of Greenberg Traurig, LLP, counsel to the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent.
(d)The Administrative Agent shall have received certified copies of resolutions of the Board of Directors (or its equivalent) of each Loan Party approving this Agreement, the New Commitments and the Maturity Extension, articles of incorporation and by-laws (or the equivalent) of each Loan Party and certificates of incumbency and good standing (or such other documents and certificates as the Administrative Agent or its counsel may reasonably request in lieu thereof), all in form and substance reasonably satisfactory to the Administrative Agent.
(e)The Lenders party hereto (including the New Lenders) shall have received, to the extent requested, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.
(f)The Administrative Agent shall have received, in immediately available funds, payment of all fees and reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement or under Sections 6(a) and 6(b) hereof.
(g)The Administrative Agent shall notify the Borrower and the Lenders party hereto (including the New Lenders) of the Amendment Effective Date, and such notice shall be conclusive and binding.
SECTION 6. Fees and Expenses.
(a)The Borrower agrees to pay to the New Lenders an upfront fee of 0.50% of the aggregate amount of each New Lenders’ New Commitment as set forth in Schedule II hereto, which fees shall be due and payable on the Amendment Effective Date.
(b)The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Agreement and the transactions contemplated hereby, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP.
(c)The Borrower agrees to pay to each Consenting Lender, except for the New Lenders, an upfront fee of 0.15 % of the aggregate amount of such Consenting Lender’s extended Revolving Credit Commitments as set forth on Schedule III hereto

(except with respect to the Revolving Credit Commitments of the New Lenders), which fee shall be due and payable on December 10, 2021 prior to the effectiveness of the Maturity Extension.
SECTION 7. Acknowledgement. Execution of this Agreement by a Lender and by the Borrower constitutes the acknowledgment (i) of the notice to such Lender and the Borrower, respectively, of the matters contemplated by Sections 2.22(a), (b) and (c), respectively, of the Amended Credit Agreement, (ii) in the case of the Administrative Agent, of the activation notice contemplated by Section 2.21 of the Amended Credit Agreement, (iii) in the case of the Administrative Agent, Borrower and New Lenders, of the New Lender Supplement contemplated by Section 2.21 of the Amended Credit Agreement, which New Lender Supplements shall be this Agreement, and (iv) that, upon execution hereof by Flagstar Bank, FSB, Veritex Community Bank, The Huntington National Bank (as successor to TCF National Bank) and Texas Capital Bank, the minimum extension requirement contemplated by Section 2.22(e) of the Amended Credit Agreement shall be satisfied.
SECTION 8. Effect of this Agreement. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Administrative Agent or the Lenders under the Credit Agreement, the Amended Credit Agreement and the other Loan Documents, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, the Amended Credit Agreement or any of the other Loan Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or the Amended Credit Agreement in similar or different circumstances. This Agreement shall constitute a “Loan Document” for all purposes of the Credit Agreement, the Amended Credit Agreement and the other Loan Documents.
SECTION 9. Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 10. Counterparts. This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Agreement as to the parties hereto and may be used in lieu of the original Agreement for all purposes. Any signature to this Agreement may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. Each of the parties represents and warrants to the other parties that it has the corporate capacity and authority to execute this Agreement through electronic means and there are no restrictions for doing so in that party’s constitutive documents.

SECTION 11. Headings. The Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
SECTION 12. Arranger. Flagstar shall act as the sole lead arranger and sole book runner in connection with this Agreement and the transactions contemplated hereby and, for the avoidance of doubt, shall be considered an “Arranger” for all purposes of the Amended Credit Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

GREEN BRICK PARTNERS, INC.
By:	/s/ Richard A. Costello

Name: Richard A. Costello
Title: Chief Financial Officer

[Signature Page to Ninth Amendment]

FLAGSTAR BANK, FSB, as Administrative Agent, an Existing Consenting Lender and a Lender
By	/s/ Jerry C. Schillaci

Name: Jerry C. Schillaci
Title: Vice President

[Signature Page to Ninth Amendment]

VERITEX COMMUNITY BANK, as Documentation Agent, an Existing Consenting Lender, a New Lender and a Lender
By	/s/ Ben Weimer

Name: Ben Weimer
Title: Senior Vice President

[Signature Page to Ninth Amendment]

THE HUNTINGTON NATIONAL BANK, as successor to TCF NATIONAL BANK as an Existing Consenting Lender and a Lender
By	/s/ Rebecca Stirnkab

Name: Rebecca Stirnkab
Title: AVP

[Signature Page to Ninth Amendment]

GOLDMAN SACHS BANK USA, as an Existing Consenting Lender in part, as a Declining Lender in part and a Lender
By	/s/ Rebecca Kratz

Name: Authorized Signatory
Title: Rebecca Kratz

[Signature Page to Ninth Amendment]

JPMORGAN CHASE BANK, N.A., as a Declining Lender
By	/s/ Nadeige Dang

Name: Nadeige Dang
Title: Executive Director

[Signature Page to Ninth Amendment]

CITIBANK, N.A., as a Declining Lender
By	/s/ Michael Vondriska

Name: Michael Vondriska
Title: Vice President

[Signature Page to Ninth Amendment]

TEXAS CAPITAL BANK, as a New Lender and a Lender
By	/s/ Bruce Hursh

Name: Bruce Hursh
Title: SVP

[Signature Page to Ninth Amendment]

BANCORPSOUTH BANK, a division of Cadence Bank as a New Lender and a Lender
By	/s/ Kevin A. DeLozier

Name: Kevin A. DeLozier
Title: EVP

[Signature Page to Ninth Amendment]

WOODFOREST NATIONAL BANK as a New Lender and a Lender
By	/s/ Jude R. McNamara III

Name: Jude R. McNamara III
Title: SVP

[Signature Page to Ninth Amendment]

MIDFIRST BANK, a federally chartered savings association as a New Lender and a Lender
By	/s/ Darrin Rigler

Name: Darrin Rigler
Title: Senior Vice President

[Signature Page to Ninth Amendment]

REAFFIRMATION

December 10, 2021

    Reference is made to the Ninth Amendment, dated as of December 10, 2021 (the “Ninth Amendment”), by and among Green Brick Partners, Inc. (the “Borrower”), the lenders party thereto and Flagstar Bank, FSB, as administrative agent (the “Administrative Agent”), to the Credit Agreement, dated as of December 15, 2015 (as amended by the First Amendment, dated as of August 31, 2016, the Second Amendment, dated as of December 1, 2016, the Third Amendment, dated as of September 1, 2017, the Fourth Amendment, dated as of December 1, 2017, the Fifth Amendment, dated as of November 2, 2018, the Sixth Amendment, dated as of December 17, 2019, , the Seventh Amendment, dated as of December 22, 2020, and the Eighth Amendment, dated as of May 28, 2021, as amended, amended and restated, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto and the Administrative Agent. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Each of the undersigned Loan Parties (which, for the avoidance of doubt, collectively constitute the Loan Parties to the Credit Agreement as of the date hereof) hereby consents to the Ninth Amendment and the transactions contemplated thereby. Each of the undersigned Loan Parties further (a) affirms and confirms its respective guarantees, pledges, grants of security interests and other obligations under the Credit Agreement and each of the other Loan Documents to which it is a party, in respect of, and to secure, the Obligations, (b) agrees that, notwithstanding the effectiveness of the Ninth Amendment and the transactions contemplated thereby, the Loan Documents to which it is a party, and such guarantees, pledges, grants of security interests and other obligations thereunder, shall continue to be in full force and effect in accordance with the terms thereof and (c) represents and warrants that as of the date hereof that this reaffirmation and the transactions contemplated hereby have been duly authorized, executed and delivered by such Loan Party and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. Borrower reaffirms and acknowledges its obligations to the Administrative Agent with respect to the Loan Documents.

[Signature page follows]

GREEN BRICK PARTNERS, INC.
By	/s/ Richard A. Costello

Name: Richard A. Costello
Title: Chief Financial Officer

[Signature Page to Reaffirmation Agreement]

CB JENI BERKSHIRE PLACE LLC
CB JENI – BRICK ROW TOWNHOMES, LLC
CB JENI HOMES DFW LLC
CB JENI MUSTANG PARK LLC
GRBK CHURCH STREET, LLC
GRBK DEVORE, LLC
GRBK EDGEWOOD LLC
GRBK FRISCO LLC
GRBK GC, LLC
GRBK HAYNES, LLC
GRBK STRINGER, LLC
GRBKMP, LLC
JBGL ATLANTA DEVELOPMENT, LLC
JBGL ATLANTA DEVELOPMENT 2014, LLC
JBGL BUILDER FINANCE LLC
JBGL CHATEAU, LLC
JBGL EXCHANGE LLC
JBGL HAWTHORNE, LLC
JBGL MUSTANG LLC
JBGL OWNERSHIP LLC
JOHNS CREEK 206, LLC
NORMANDY HOMES CYPRESS MEADOWS, LLC
NORMANDY HOMES LAKESIDE, LLC
SGHDAL LLC
THE PROVIDENCE GROUP OF GEORGIA, L.L.C.
THE PROVIDENCE GROUP OF GEORGIA CUSTOM HOMES, L.L.C.
TPG HOMES, L.L.C.
TROPHY SIGNATURE HOMES, LLC
TSHH, LLC
TSHWS, LLC

By	/s/ Richard A. Costello

Name: Richard A. Costello
Title: Chief Financial Officer, President or Vice President, as applicable
[Signature Page to Reaffirmation Agreement]

SCHEDULE I
Revolving Credit Commitments

Lenders	Revolving Credit Commitments	Termination Date
Flagstar Bank, FSB	$80,000,000	December 14, 2024
Veritex Community Bank	$50,000,000	December 14, 2024
Texas Capital Bank	$40,000,000	December 14, 2024
Goldman Sachs Bank USA	$30,000,000	December 14, 2024
The Huntington National Bank (as successor to TCF National Bank)	$30,000,000	December 14, 2024
BANCORPSOUTH BANK, a division of Cadence Bank	$25,000,000	December 14, 2024
Woodforest National Bank	$25,000,000	December 14, 2024
MidFirst Bank, a federally chartered savings association	$20,000,000	December 14, 2024
Total	$300,000,000

SCHEDULE II
New Commitment

New Lender	New Commitment
Texas Capital Bank	$40,000,000
BANCORPSOUTH BANK, a division of Cadence Bank	$25,000,000
Woodforest National Bank	$25,000,000
MidFirst Bank, a federally chartered savings association	$20,000,000
Veritex Community Bank	$20,000,000
Total	$130,000,000

SCHEDULE III
Extended Commitments

Lenders	Revolving Credit Commitments
Flagstar Bank, FSB	$80,000,000
Goldman Sachs Bank USA	$30,000,000
The Huntington National Bank (as successor to TCF National Bank)	$30,000,000
Veritex Community Bank	$30,000,000
Total	$170,000,000